UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/29/2014

Sears Holdings Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51217

Delaware	20-1920798
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3333 Beverly Road
Hoffman Estates, Illinois 60179
(Address of principal executive offices, including zip code)

847-286-2500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2014, the Compensation Committee of the Board of Directors ("Compensation Committee") of Sears Holdings Corporation (together with its subsidiaries, the "Company") approved the restatement of the Sears Holdings Corporation Annual Incentive Plan document (the "AIP") and the 2014 performance goals, measures, definitions and other particulars under the AIP (together with the AIP, the "2014 AIP"). Also on April 29, 2014, the Compensation Committee approved 2014 performance goals, measures, definitions and other particulars under the Sears Holdings Corporation Long-Term Incentive Program (the "LTIP"), the plan document for which was approved on April 27, 2011 (together with the LTIP, the "2014 LTIP") and 2014 particulars under the Sears Holdings Corporation Cash Long-Term Incentive Plan (the "Cash LTI"), the plan document for which was approved on February 12, 2013 (together with the Cash LTI, the "2014 Cash LTI").

The following summaries are qualified in their entirety by reference to the complete text of the applicable documents.

2014 AIP

The AIP provides the opportunity for salaried and certain corporate hourly employees of the Company, including its executive officers, to receive an incentive award equal to a percentage of his or her base salary or a dollar amount, subject to the attainment of annual performance goals. Awards under the AIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company's common stock in lieu of cash or a combination of cash and common stock; except as noted below with respect to Edward S. Lampert, Chief Executive Officer. The issuance of common stock under the AIP is contingent on the availability of shares of stock under a stockholder-approved plan of the Company providing for the issuance of shares in satisfaction of AIP awards.

The AIP provides that, for each performance period, the Compensation Committee will establish in writing the financial performance goals and any particulars or components applicable to each business and the annual incentive opportunity and assignment with respect to each participant. The primary financial performance goals under the 2014 AIP are based on (1) SHC EBITDA (earnings before interest, taxes, depreciation and amortization), (2) business unit or sub-business unit performance goals, (3) other performance measures or (4) a combination of these goals and measures.

All of the Company's current executive officers who are named in the summary compensation table of the proxy statement for the Company's 2014 annual meeting of stockholders (collectively, the "named executive officers") participate in the 2014 AIP. The named executive officers are: Mr. Lampert; Jeffrey A. Balagna, Executive Vice President, Chief Information Officer; Ronald D. Boire, Executive Vice President, Chief Merchandising Officer and President, Sears Full Line Stores and Kmart Formats; Imran Jooma, Executive Vice President and President, Online, Marketing, Pricing and Financial Services; and Robert A. Schriesheim, Executive Vice President and Chief Financial Officer.

The incentive opportunity for each of Messrs. Lampert, Boire and Schriesheim under the 2014 AIP is based solely on SHC EBITDA. The incentive opportunity for Mr. Balagna under the 2014 AIP is based on the aggregate performance of the business unit performance goals of certain operating business units and the level of performance of SHC EBITDA. The incentive opportunity for Mr. Jooma under the 2014 AIP is based on the aggregate performance of the business unit performance goals of certain operating business units, other performance measures, and the level of performance of SHC EBITDA. Any payouts under the 2014 AIP will range from 20% of the target incentive award, at threshold level of performance, to 200% of the target incentive award, at maximum level of performance. For SHC EBITDA and the business unit (or sub-business unit) performance goals, the incentive payout percentage between threshold and maximum payout is based on a series of straight-line (linear) interpolations. In addition, any business unit (or sub-business unit) performance measure payout that would be greater than 100% of the target incentive award, based upon the interpolated payout curves mentioned above, will be reduced to 100% if SHC EBITDA performance is below its specified threshold level. Further, any business unit (or sub-business unit) performance measure payout that is between 50% and 100% of the target incentive award, based upon the interpolated payout curves mentioned above, may be reduced if SHC EBITDA performance (or business unit performance for its applicable sub-business unit) is below its specified threshold level.

The target award percentage (which is a percentage of base salary) under the 2014 AIP is 150% for Mr. Schriesheim, 150% for Mr. Boire, 150% for Mr. Balagna and 75% for Mr. Jooma. The target award for Mr. Lampert is a flat dollar amount of $2,000,000, which if payable, would be payable by the Company in cash or common stock at Mr. Lampert's election.

The Company will pay awards earned under the 2014 AIP to participants no later than the date that is the 15th day of the third month following fiscal year 2014, provided that the participant is actively employed by the Company on the payment date (unless otherwise prohibited by law). Certain additional conditions will apply in order for a participant whose employment with us terminates due to his or her death or disability prior to the payment date. The 2014 AIP also provides that the Company will seek reimbursement from executive officers if the Company's financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

Long-Term Incentive Structure

The Company's long-term incentive structure for fiscal 2014 consists of two components: the 2014 LTIP and the 2014 Cash LTI. The 2014 LTIP is intended as a performance-based incentive program and the 2014 Cash LTI is intended to be a time-based incentive program. Messrs. Balagna and Jooma are the only named executive officers who participate in the 2014 LTIP and the 2014 Cash LTI.

2014 LTIP

The 2014 LTIP provides the opportunity for participants (generally salaried employees who hold a position of vice president or higher) to receive a long-term incentive award equal to either a percentage of his or her base salary or a dollar amount subject to the attainment of performance goals for a three-year period. Awards under the 2014 LTIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company's common stock in lieu of cash or a combination of cash and shares upon the achievement of certain performance goals. The issuance of common stock under the 2014 LTIP is contingent on the availability of shares of stock under a stockholder approved plan of the Company providing for the issuance of shares in satisfaction of 2014 LTIP awards.

Opportunities for participants under the 2014 LTIP are based on 100% SHC LTIP EBITDA or a combination of SHC LTIP EBITDA and business unit performance goals. The performance period for the 2014 LTIP is fiscal years 2014 through 2016. The Compensation Committee determined the level of financial performance for each performance measure, the performance measure or measures to apply to each business, and which performance measure or measures applies to each participating named executive officer. Achievement of a cumulative three-year SHC LTIP EBITDA performance goal accounts for 100% of the 2014 LTIP opportunity for Mr. Balagna. Achievement of a cumulative three-year SHC LTIP EBITDA performance goal accounts for 25% of the 2014 LTIP opportunity and the achievement of cumulative three-year business unit performance goals of certain operating business units accounts for 75% of the 2014 LTIP opportunity for Mr. Jooma. Threshold, target and maximum goals have been established for all performance measures under the 2014 LTIP.

Under the 2014 LTIP, the threshold level of performance for each of the SHC LTIP EBITDA goal and business unit performance goals measure is 70% of the applicable cumulative three-year target goal during the performance period. A threshold level of performance for a goal will generate a payout at 25% of the 2014 LTIP target opportunity subject to that goal and a target level of performance will generate a payout at 100% of the 2014 LTIP target opportunity subject to that goal. The maximum incentive opportunity under the 2014 LTIP is 200% of the participant's target award amount.

The Company will pay awards earned under the 2014 LTIP to participants no later than the date that is the 15th day of the third month following our 2016 fiscal year, provided that the participant is actively employed by us on the payment date (unless otherwise prohibited by law). In addition, LTIP provides that the Company will seek reimbursement from executive officers if the Company's financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

2014 Cash LTI

Awards under the 2014 Cash LTI are designed to constitute a percentage of a participant's overall long-term incentive opportunity. The 2014 Cash LTI provides the opportunity for participants (generally salaried employees who hold a position of vice president or higher) to receive a long-term incentive payout, provided that the participant is actively employed by the Company on the vesting date, which is the April 1st following the end of a service period. Awards under the 2014 Cash LTI represent the right to receive cash as soon as administratively feasible after the vesting date but in no case later than the date that is the 15th day of the third month following the last day of the relevant service period. The service period for the 2014 Cash LTI is fiscal years 2014 through 2016.

Target Award Percentages and Certain Additional Conditions

The total long-term incentive target award percentage (which is a percentage of base salary) for Mr. Balagna is 150%, with 112.5% awarded under the 2014 LTIP and 37.5% awarded under the 2014 Cash LTI. The total long-term incentive target award percentage for Mr. Jooma is 100%, with 75% awarded under the 2014 LTIP and 25% awarded under the 2014 Cash LTI.

Certain additional conditions will apply in order for a participant whose employment with the Company terminates due to his or her death or disability prior to the payment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sears Holdings Corporation

Date: May 02, 2014	By:	/s/ Robert A. Riecker
Robert A. Riecker
Vice President, Controller and Chief Accounting Officer